Exhibit 23.1

12900 Hall Road, Suite 500
Sterling Heights, MI 48313-1153
Telephone          586-254-1040
Fax          586-254-1805
Web    www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-63758, 333-81326, 333-128082, 333-178261 and 333-183312) of Guided Therapeutics, Inc. and Subsidiary of our report dated May 2, 2019, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2020.
/s/ UHY LLP
UHY LLP
Sterling Heights, Michigan
April 5, 2021